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                                EXHIBIT 2(h)(i)

                        FORM OF DEALER MANAGER AGREEMENT
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                    The Pilgrim and America Prime Rate Trust
                        (a Massachusetts business trust)

            18,122,976* Shares of Beneficial Interests Issuable Upon
              Exercise of Non-Transferable Rights to Subscribe for
                       Such Shares of Beneficial Interests

                        (Shares of Beneficial Interests)

                            DEALER MANAGER AGREEMENT


                                                                October 18, 1996


PRUDENTIAL SECURITIES INCORPORATED
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
     c/o Prudential Securities Incorporated
     One New York Plaza
     New York, NY 10292

Ladies and Gentlemen:

                       Pilgrim America Prime Rate Trust, a Massachusetts business trust (the "Trust") and Pilgrim America Investments, Inc. (the "Investment Manager"), a Delaware corporation, each confirms its agreement with and appointment of Prudential Securities Incorporated ("Prudential") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") (together, the "Dealer Managers") to act as dealer managers in connection with the issuance by the Trust to the holders of record (the "Holders") of shares of the beneficial interests of the Trust (the "Common Shares"), of non-transferable rights (each a "Right" and collectively, the "Rights") entitling such Holders to subscribe for shares of Common Shares and, subject to certain conditions and at the Trust's sole discretion, additional shares

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*        Pursuant to the over-subscription privilege in connection with the
         Offer, the Fund may, at its discretion, increase the number of Shares subject to subscription by up to 25%.
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of Common Shares pursuant to an over-subscription privilege (the "Offer"). The shares of Common Shares for which Holders may subscribe pursuant to the Offer are herein referred to as the "Shares". Pursuant to the terms of the Offer, the Trust is issuing each Holder one Right for each share of Common Shares held on the record date set forth in the Prospectus (as defined herein) (the "Record Date"). Such Rights entitle Holders to acquire during the subscription period set forth in the Prospectus (the "Subscription Period"), at the price set forth in the Prospectus (the "Subscription Price"), one Share for each five Rights exercised on the terms and conditions set forth in the Prospectus. Pursuant to the terms of the Offer, such Rights also entitle Holders to acquire during the Subscription Period at the Subscription Price certain additional Shares on the terms and conditions of the over-subscription privilege as set forth in the Prospectus.

                       The Trust has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-12123) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses as may have been required to the date hereof. The Trust will prepare and file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Trust previously filed a notification on Form N-8A of registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1940 Act (together with the rules and regulations under the 1933 Act, the "Rules and Regulations"). The registration statement, and the prospectus constituting a part thereof, each as from time to time amended or supplemented pursuant to the 1933 Act, are herein referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Dealer Managers by the Trust for use in connection with the Offer that differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether such revised prospectus is required to be filed by the Trust pursuant to Rule 497(b) or Rule 497(h) of


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the Rules and Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Dealer Managers for such use. The Prospectus and letters to beneficial owners of the Common Shares, forms used to exercise rights, any letters from the Trust to securities dealers, commercial banks, trust companies and other nominees and any newspaper announcements, press releases and other offering materials and information that the Trust may use, approve, prepare or authorize for use in connection with the Offer, are collectively referred to hereinafter as the "Offering Materials."

                  SECTION 1.  Representations and Warranties.

              (a) The Trust and the Investment Manager each severally represents and warrants to the Dealer Managers as of the date hereof and as of the date of the commencement of the Offer (such later date being hereinafter referred to as the "Representation Date") as follows:

                  (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement becomes effective through the expiration date of the Offer set forth in the Prospectus (the "Expiration Date"), the Prospectus (unless the term "Prospectus" refers to a prospectus that has been provided to the Dealer Managers by the Trust for use in connection with the Offer but which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective, in which case at the time such prospectus is first provided to the Dealer Managers for such use) and the other Offering Materials will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations


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         and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust in writing by the Dealer Managers expressly for use in the Registration Statement or Prospectus.

                 (ii) The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the 1933 Act, the 1940 Act and the Rules and Regulations.

                (iii) The financial statements included in the Registration Statement present fairly the financial position of the Trust as at the date indicated and the results of its operations for the period specified; such financial statements have been prepared in conformity with generally accepted accounting principles; and the information in the Prospectus under the heading "Financial Highlights and Investment Performance" -- Portfolio Characteristics and Composition" sets forth the composition of the investment portfolio of the Trust as of its date.

                 (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or management of the Trust, or in the earnings, business affairs or business prospects of the Trust, whether or not arising in the ordinary course of business,
         (B) there have been no transactions entered into by the Trust that are material to the Trust, other than those in the ordinary course of business, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Trust on any class of its capital stock.

                  (v) The Trust has been duly organized and is validly existing as a business trust in good standing under the laws of the State of Massachusetts with trust power and


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         authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; the Trust is duly qualified as a foreign trust to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either individually or in the aggregate, would have a material adverse effect upon the operations or financial condition of the Trust, and the Trust has no subsidiaries.

                 (vi) The Trust is registered with the Commission under the 1940 Act as a closed-end diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

                (vii) The authorized, issued and outstanding shares of beneficial interest of the Trust as of the date hereof is as set forth in the Prospectus under the caption "Description of the Common Shares"; the outstanding Common Shares have been duly authorized by all requisite corporate action on the part of the Trust and are validly issued and fully paid and non-assessable by the Trust; the Rights and the Shares have been duly authorized by all requisite corporate action on the part of the Trust for issuance pursuant to the Offer; the Shares have been duly authorized by all requisite corporate action on the part of the Trust for sale pursuant to the terms of the Offer and, when issued and delivered by the Trust pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued and fully paid and non-assessable by the Trust; the Common Shares, the Rights and the Shares conform in all material respects to the descriptions thereof set forth in the Prospectus under the captions "Description of the Common Shares" and "The Offer"; and the issuance of each of the Rights and the Shares is not subject to preemptive rights.

               (viii) (A) The Trust is not in any material violation of its Agreement and Declaration of Trust, as amended (the "Declaration"), or as supplemented by its by-laws (the "By-Laws") or in default in the performance or


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         observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; (B) (i) the execution and delivery of each of this Agreement, the Investment Management Agreement referred to in the Prospectus (the "Investment Management Agreement"), the Administration Agreement referred to in the Prospectus (the "Administration Agreement"), the Custodial Agreement referred to in the Prospectus (the "Custodial Agreement") and the Subscription Rights Agency Agreement referred to in the Prospectus (the "Subscription
         Rights Agency Agreement") and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary trustee action of the Trust and will not conflict with or constitute a breach of, or, with or without giving notice or the lapse of time or both, a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust is a party or by which it may be bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Declaration or By-Laws or, to the best knowledge of the Trust and the Investment Manager, any law, administrative regulation or administrative or court decree applicable to the Trust, and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Trust of the transactions contemplated by this Agreement and the Subscription Rights Agency Agreement except such as has been obtained under the 1940 Act or as may be required under the 1933 Act, state securities or Blue Sky laws or foreign securities laws in connection with the Offer, (ii) each complies with all applicable provisions of the 1940 Act, except that with respect to this Agreement,


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         no representation is made as to compliance with Section 17(i) of the
         1940 Act, and (iii) each is in full force and effect and constitutes a valid and binding obligation of the Trust, enforceable in accordance with its terms, except that with respect to this Agreement, no representation is made as to compliance with Section 17(i) of the 1940 Act, and subject, as to enforcement, to bankruptcy, insolvency, reorganization, or other similar laws relating to or affecting creditors' rights generally and to general principles of equity.

                 (ix) The Trust owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its businesses as contemplated in the Prospectus, and the Trust has not received any notice of proceedings relating to the revocation or modification of any such licenses, permits, consents, orders, approvals or authorizations.

                  (x) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Trust or the Investment Manager, threatened against or affecting the Trust, which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Trust or materially and adversely affect the properties or assets of the Trust; and there are no material contracts or documents of the Trust that are required to be filed as exhibits to the Registration Statement by the 1933 Act, the 1940 Act or the Rules and Regulations that have not been so filed.

                 (xi) The Trust owns or possesses, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct its business as described in the Registration Statement, and the Trust has not received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Trust.


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                (xii) Since the date of its organization, the Trust has
         qualified as a regulated investment company that is entitled to the benefits of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code") (except that the Investment Manager only makes such representation as of April 7, 1995, the date that it first became the Investment Manager) and intends to continue so to qualify. In addition, the Trust intends to direct the investment of the proceeds of the Offer in such a manner as to comply with the requirements of Subchapter M of the Code.

                (xiii) The Shares shall have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange by the Expiration Date.

                 (xiv) The Trust has not, directly or indirectly, (i) taken any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement, (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Common Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Trust (except for the solicitation of exercises of Rights pursuant to this Agreement).

         (b) The Investment Manager represents and warrants to the Dealer Managers as of the date hereof and as of the Representation Date as follows:

                  (i) The Investment Manager has been duly organized as a corporation under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Prospectus; the Investment Manager is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either individually or in the aggregate, would have a material


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         adverse effect upon the operations or financial condition of the
         Investment Manager.

                 (ii) The Investment Manager is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting as Investment Manager to the Trust under the terms of the Investment Management Agreement as contemplated by the Prospectus.

                (iii) The description of the Investment Manager in the Prospectus is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and there are no pending legal proceedings that would be required to be described under Item 12 of Form N-2.

                 (iv) Each of this Agreement and the Investment Management Agreement has been duly authorized, executed and delivered by the Investment Manager; each of this Agreement and the Investment Management Agreement is in full force and effect and constitutes a valid and binding obligation of the Investment Manager, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally and to general principles of equity; and neither the execution and delivery of this Agreement nor the performance by the Investment Manager of its obligations hereunder or under the Investment Management Agreement will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without giving notice or lapse of time or both, a material default under any agreement or instrument to which the Investment Manager is a party or by which the Investment Manager is bound, or any law, order, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or


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         securities association having jurisdiction over the Investment Manager or its properties or operations.

                  (v) The Investment Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus.

                 (vi) The Investment Manager has not, directly or indirectly,
         (i) taken any action designed to cause or result in, or that has constituted or reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement, (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of the Common Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Trust (except for the solicitation of exercises of Rights pursuant to this Agreement).

                 (vii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or management of the Investment Manager, or in the earnings, business affairs or business prospects of the Investment Manager, whether or not arising in the ordinary course of business.

                (viii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Investment Manager, threatened against or affecting the Investment Manager, which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Manager or materially and adversely affect the properties or assets of the Investment Manager; and there are no material contracts or documents of the Investment Manager that are required to


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         be disclosed in the Registration Statement by the 1933 Act, the 1940
         Act or by the Rules and Regulations that have not been so disclosed therein.

              (c) Any certificate signed by any officer of the Trust or the Investment Manager and delivered to the Dealer Managers or counsel for the Dealer Managers shall be deemed a representation and warranty by the Trust or the Investment Manager, as the case may be, to the Dealer Managers, as to the matters covered thereby.

              SECTION 2. Agreement to Act as Dealer Managers.

              (a) On the basis of the representations and warranties contained herein, and subject to the terms and conditions of this Agreement and the Offer:

                  (i) The Trust hereby appoints the Dealer Managers and other soliciting dealers entering into a Soliciting Dealer Agreement with the Dealer Managers (together, the "Soliciting Dealers") in the form attached hereto as Exhibit A (the "Soliciting Dealer Agreement") to solicit, in accordance with the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934 (the "Exchange Act"), and the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), and their customary practice, the exercise of the Rights, subject to the terms and conditions of this Agreement and the procedures described in the Registration Statement; and

                 (ii) The Trust agrees to furnish, or cause to be furnished, to the Dealer Managers, lists, or copies of those lists, showing the names and addresses of, and number of shares of Common Shares held by, Holders as of the Record Date, and the Dealer Managers agree to use such information only in connection with the Offer, and not to furnish the information to any other person except for securities brokers and dealers that the Dealer Managers have requested to solicit exercises of Rights.


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              (b) Each of the Dealer Managers agrees to provide to the Trust, in addition to the services described in paragraph (a) of this Section 2, financial advisory and marketing services in connection with the Offer.

              (c) The Trust and the Dealer Managers agree that the Dealer Managers are independent contractors with respect to the solicitation of the exercise of Rights and the performance of financial advisory and marketing services to the Trust contemplated by this Agreement.

              (d) In rendering the services contemplated by this Agreement, none of the Dealer Managers will be subject to any liability to the Trust and the Investment Manager, or to any of their respective affiliates, for any act or omission on the part of any securities broker or dealer (except with respect to the Dealer Managers acting in such capacity) or any other person, and none of the Dealer Managers will be liable for any of their respective acts or omissions in performing any of their respective obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted from a Dealer Manager's reckless disregard of its obligations and duties under this Agreement or a Dealer Manager's bad faith, gross negligence or willful misconduct in such acts or omissions.

              SECTION 3. The Dealer Manager Fee and Reallowance. In full payment for services rendered and to be rendered hereunder by the Dealer Managers, the Trust agrees to pay the Dealer Managers a fee for their financial advisory, marketing and soliciting services equal to 3.50% of the aggregate Subscription Price for the Shares issued pursuant to the Offer (the "Dealer Manager Fee"). The Dealer Managers agree with the Trust that the Dealer Managers will reallow a concession of 2.25% of the Subscription Price per Share for each Share issued pursuant to the Offer (a "Reallowance") to the broker-dealer designated on the applicable portion of the form used by the Holder of such Share to exercise Rights, provided, however, that the Dealer Managers will pay such Reallowance only if the designated broker-dealer has executed a confirmation accepting the terms and


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conditions of, and subject, however, to the conditions and restrictions in, the
Soliciting Dealer Agreement. Payment to the Dealer Managers by the Trust will be by wire transfer of same day funds to an account or accounts identified by the Dealer Managers. Such payment will be made on the day after the final payment for Shares is due as set forth in the Prospectus. Payment of the Reallowance to Soliciting Dealers that executed a confirmation will be made by the Dealer Managers or their agent directly to such Soliciting Dealers, as the case may be, by U.S. dollar checks drawn upon an account at a bank in New York City. Such payments to such Soliciting Dealers shall be made as soon as practicable after payment of the Dealer Manager Fee is made to the Dealer Managers.

              SECTION 4. Covenants of the Trust. The Trust covenants with the Dealer Managers as follows:

              (a) The Trust will use its best efforts (i) to cause the Registration Statement to become effective under the 1933 Act, and (ii) if required, to cause the issuance of any orders exempting the Trust from any provisions of the 1940 Act and will advise the Dealer Managers promptly as to the time at which any such orders are granted.

              (b) The Trust will orally notify the Dealer Managers promptly, and confirm the notice in writing, of the (i) effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment),
(ii) receipt of any comments from the Commission, (iii) request by the Commission for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or additional information, (iv) issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (v) issuance by the Commission of an order of suspension or revocation of the notification on Form N-8A of registration of the Trust as an investment company under the 1940 Act or the initiation of any proceeding for that purpose and (vi) suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. The Trust will make every reasonable effort to prevent the issuance of any stop order described in subsection (iv) hereunder or any order of



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suspension or revocation described in subsection (v) or subsection (vi)
hereunder and, if any such stop order or order of suspension or revocation is issued, to obtain the lifting thereof at the earliest possible moment.

              (c) The Trust will give the Dealer Managers notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Trust proposes for use by the Dealer Managers in connection with the Offer, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus is required to be filed pursuant to Rule 497(c) or Rule 497(h) of the Rules and Regulations), whether pursuant to the 1940 Act, the 1933 Act, or otherwise, and will furnish the Dealer Managers with copies of any such amendment or supplement within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Managers or counsel for the Dealer Managers reasonably shall object.

              (d) The Trust will deliver to each of the Dealer Managers, as soon as practicable, two copies of the Registration Statement as originally filed and of each amendment thereto, in each case with two sets of the exhibits filed therewith.

              (e) The Trust will furnish to each of the Dealer Managers, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as each of the Dealer Managers reasonably may request for the purposes contemplated by the 1933 Act or the Rules and Regulations.

              (f) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Managers, to amend or supplement the Registration Statement or the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a Holder, the Trust will forthwith amend or supplement the Prospectus by preparing and filing with the


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Commission (and furnishing to the Dealer Managers a reasonable number of copies
of) an amendment or amendments of the Registration Statement or an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Dealer Managers) that will amend or supplement the Registration Statement or the Prospectus so that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a Holder, not misleading.

              (g) The Trust will endeavor, in cooperation with the Dealer Managers, to qualify the Rights and the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Managers may designate, and will maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Shares. The Trust will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

              (h) The Trust will make generally available to its security holders as soon as practicable, but no later than 60 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Trust's fiscal quarter next following the "effective" date (as defined in said Rule 158) of the Registration Statement.

              (i) For a period of 180 days from the date of this Agreement, the Trust will not, without your prior consent, offer or sell, or enter into any agreement to sell, any equity or equity-related securities of the Trust other than the Shares and the Common Shares issued in reinvestment of dividends or distributions or the related Dividend Reinvestment and Cash Purchase Plan (including distributions that give Holders the option either to reinvest their distributions or receive such distributions in cash).


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              (j) The Trust will use its best efforts to maintain its
qualification as a regulated investment company entitled to the benefits of Subchapter M of the Code.

              (k) The Trust will advise or cause the subscription agent for the Offer (the "Subscription Agent") to advise the Dealer Managers and each Soliciting Dealer from day to day during the period of, and promptly after the termination of, the Offer, as to all names and addresses of Holders exercising Rights, the total number of Rights exercised by each Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for each of the Dealer Managers and each Soliciting Dealer, the number of Rights exercised for Shares on exercise forms indicating one of the Dealer Managers or such Soliciting Dealer as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request. The Trust also will notify the Dealer Managers and each Soliciting Dealer, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for each of the Dealer Managers and each Soliciting Dealer, the number of Rights exercised for Shares on exercise forms indicating the Dealer Manager or such Soliciting Dealer as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request.

              (l) The Trust and the Investment Manager will not, directly or indirectly, (i) take any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of the Shares or pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Trust (except for the sale of Shares under this Agreement).

              SECTION 5. Payment of Expenses.

              (a) The Trust will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the registration statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares, (iii) the reasonable fees and disbursements of the Trust's counsel and accountants, the Information Agent and the Subscription Agent, (iv) the qualification of the Rights and the Shares under securities laws in accordance with the provisions of Section 4(g) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for the Dealer Managers in connection therewith and in connection with the preparation of the Blue Sky Survey, (v) the printing and delivery to the Dealer Managers of copies of the registration statement as originally filed and of each amendment thereto, of the preliminary prospectus, of the Prospectus and any amendments or supplements thereto, of this Agreement and of the Soliciting Dealer Agreement, (vi) the printing and delivery of copies of the Blue Sky Survey, (vii) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange, (viii) the filing fees of the Commission and the National Association of Securities Dealers, Inc., (ix) the printing, mailing and delivery expenses incurred in connection with the Offering Materials and (x) the out-of-pocket expenses incurred by the Officers of the Trust in connection with the Offer.

              (b) In addition to any fees that may be payable to the Dealer Managers under this Agreement, the Trust agrees to reimburse the Dealer Managers upon request made from time to time for their reasonable expenses incurred in connection with their activities under this Agreement, in an aggregate amount not to exceed $150,000, including the fees and disbursements of their legal counsel.

              (c) If this Agreement is terminated by the Dealer Managers in accordance with the provisions of Section 6 or Section 9(a)(i) or 9(a)(ii), the Trust shall reimburse the Dealer Managers for all of their reasonable out-of-pocket expenses, including the fees and disbursements of counsel for The Dealer Managers. In the event the transactions contemplated hereunder are not consummated, the Trust agrees to pay all of the costs and expenses set forth in paragraphs (a) and (b) of this Section 5 that the Trust would have paid if such transactions had been consummated.

              (d) The Investment Manager agrees that, to the extent the Trust fails to fulfill its obligations in paragraphs (b) and (c) of this Section 5, the Investment Manager will pay all the costs and expenses set forth in this
Section 5. The Investment Manager hereby abandons and waives any right that the Investment Manager may have at any time under any applicable laws, existing or future, to require that recourse be made to the assets of the Trust before any claim is enforced against the Investment Manager in respect of the Investment Manager's obligations under this paragraph (d) of this Section 5. The Investment Manager agrees that if at any time the Investment Manager is sued in respect of its obligations under this paragraph (d) of this Section 5 and the Trust is not also sued in respect of its obligations under this Section 5, the Investment Manager shall not claim that the Trust be made a party to such proceedings against the Investment Manager.

              SECTION 6. Conditions of Dealer Managers' Obligations. The obligations of the Dealer Managers hereunder are subject to the accuracy of the respective representations and warranties of each of the Trust and the Investment Manager, herein contained, to the performance by each of them of each of their respective obligations hereunder, and to the following further conditions:

              (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date of this Agreement, or at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Dealer Managers, and, at the commencement of the Offer, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                 (b) On the date of this Agreement, the Dealer Managers shall have received:

               (1) The favorable opinion, dated as of the date of this Agreement, of Dechert Price & Rhoads, general counsel for the Trust and the Investment Manager, in form and substance satisfactory to counsel for the Dealer Managers, which opinion may rely, in part, as to matters of Delaware law, upon an opinion from other counsel to the Trust or the Investment Manager subject to the approval of such counsel by the Dealer Managers, to the effect that:

                  (i) The Trust has been duly established and is validly existing as a business trust in good standing under the laws of the Commonwealth of Massachusetts, and the Investment Manager has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                 (ii) Each of the Trust and the Investment Manager has the trust and corporate power and authority, respectively, to own, lease and operate its respective properties and conduct its respective business as described in the Registration Statement and the Prospectus.

                 (iii) Each of the Trust and the Investment Manager is duly qualified as a foreign trust and corporation, respectively, to transact business and is in good standing in the jurisdiction of its principal place of business.

                 (iv) The Trust has an authorized, issued and outstanding capitalization as set forth in the Prospectus. All of the outstanding Common Shares have been duly authorized by requisite corporate action on the part of the Trust and validly issued, are fully paid and non-assessable by the Trust and conform to the description thereof in the Prospectus.

                  (v) The Rights and the Shares have been duly authorized for issuance pursuant to the Offer; the Shares have been duly authorized for sale pursuant to the Offer and, when the Shares are issued and delivered by the Trust pursuant to the Offer against payment of the consideration set forth in the Prospectus, the Shares will be validly issued and fully paid and non-assessable by the Trust; the issuance of the Rights and the Shares is not subject to any preemptive or other rights to subscribe for any of the Shares under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trust is a party or by which the Trust or any of its properties are bound, or under the Declaration or By-Laws of the Trust, or under Massachusetts General Laws; the statements set forth in the Prospectus under the headings "Description of the Common Shares" and "The Offer -- Employee Plan Considerations", insofar as such statements constitute a summary of legal matters or documents referred to therein, are accurate and provide a fair summary of such legal matters or documents.

                        (vi) This Agreement has been duly authorized, executed and delivered by the Trust and the Investment Manager, complies with all applicable provisions of the 1940 Act, the Advisers Act and the rules and regulations under such acts and constitutes a valid and binding agreement of the Trust and the Investment Manager, enforceable in accordance with its terms (except that with respect to this Agreement, no representation is made as to compliance with Section 17(i) of the 1940 Act), subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                         (vii) The Investment Management Agreement has been duly authorized, executed and delivered by the Trust and the Investment Manager, complies as to form in all material respects with all applicable provisions of the 1940 Act, the Advisers Act and the rules and regulations under such acts and constitutes the valid and binding obligation of each of the Trust and the Investment Manager, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                       (viii) Each of the Administration Agreement, the Subscription Rights Agency Agreement and the Custodial Agreement has been duly authorized, executed and delivered by the Trust and complies as to form in all material respects with all applicable provisions of the 1940 Act and the rules and regulations thereunder, and each constitutes the valid and binding obligation of the Trust, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (ix) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or threatened by the Commission.

                  (x) The Registration Statement and the Prospectus (other than the financial statements and other financial information included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the 1933 Act and the 1940 Act and the Rules and Regulations.

                 (xi) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened against the Trust or the Investment Manager that are required to be disclosed in the Registration Statement and the Prospectus, other than those disclosed therein.

                (xii) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Trust or the Investment Manager that are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those respectively described or referred to therein or filed as exhibits thereto, the descriptions thereof and references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note or lease so described, referred to or filed.

               (xiii) No consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the sale of the Shares pursuant to the Offer, except such as has been obtained under the 1933 Act, the 1940 Act or the Rules and Regulations or such as may be required under state securities laws; and to the best of such counsel's knowledge and information, the execution, delivery and performance of, and the consummation of the transactions contemplated by, (x) this Agreement by the Trust and the Investment Manager, (y) the Investment Management Agreement by the Trust and the Investment Manager or (z) the Administration Agreement and the Custodial Agreement by the Trust, will not conflict with, or constitute or result in a breach or violation by the Trust or the Investment Manager of or a default under, any of the terms or provisions of, (i) any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Trust or the Investment Manager is a party or by which any of them is bound or to which any of their property or assets are subject, (ii) the provisions of the Declaration or By-Laws of the Trust and the charter and by-laws of the Investment Manager or (iii) any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body applicable to the Trust or the Investment Manager or any of their properties.

               (xiv) The Trust is registered with the Commission under the 1940 Act as a closed-end diversified management investment company, and all required action has been taken by the Trust under the 1933 Act, the 1940 Act and the Rules and Regulations to make and consummate the Offer; the provisions of the Declaration and By-Laws of the Trust comply in all material respects with the requirements of the 1940 Act and the rules and regulations thereunder; and, to the best of such counsel's knowledge and information, no order of suspension or revocation of such registration under the 1940 Act, pursuant to Section 8(e) of the 1940 Act, has been issued or proceedings therefor initiated or threatened by the Commission.

                (xv) The information in the Prospectus under the captions "The Offer -- Certain Federal Income Tax Consequences of the Offer" and "Tax Matters", to the extent that it constitutes matters of law or legal conclusions thereunder, has been reviewed by such counsel and is accurate and correct in all material respects.

                (xvi) The Investment Manager is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Management Agreement for the Trust as contemplated by the Registration Statement and the Prospectus.

               (2) In giving their opinion required by subsection (b)(1) of this Section , Dechert, Price & Rhoads shall additionally state that nothing has come to such counsel's attention that would lead them to believe that the Registration Statement (other than the financial statements and other financial information included therein, as to which no belief need be stated), at the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and other financial information included therein, as to which no belief need be stated), at the date of this Agreement, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (3) The favorable opinion, dated as of the date of this Agreement, of Cleary, Gottlieb, Steen & Hamilton, counsel for the Dealer Managers, with respect to the issuance and sale of the Shares, and such other related matters as the Dealer Managers may reasonably require.

                       (c) At the date of this Agreement, (i) the Registration Statement and the Prospectus shall contain all statements that are required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations and in all material respects shall conform to the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and the Registration Statement and the Prospectus shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Trust or the Investment Manager, threatened against the Trust or the Investment Manager, that would be required to be set forth in the Registration Statement and the Prospectus other than as set forth therein, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Trust or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, from that set forth in the Registration Statement and Prospectus, (iii) the Investment Manager shall have the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus and (iv) no proceedings shall be pending or, to the knowledge of the Trust or the Investment Manager, threatened against the Trust or the Investment Manager, before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of either the Trust or the Investment Manager, other than as set forth in the Registration Statement and the Prospectus; and the Dealer Managers shall have received, at the commencement date of the Offer, a certificate of the President or Treasurer of each of the

Trust and the Investment Manager, dated as of such date, confirming the respective representations and warranties contained in Section 1 of this Agreement and evidencing, to the best of his or her respective knowledge and belief, after reasonable investigation, compliance with the appropriate provisions of this subsection (c).

                       (d) At the time of execution of this Agreement, the Dealer Managers shall have received from KPMG Peat Marwick LLP a letter, dated such date in form and substance satisfactory to the Dealer Managers, to the effect that:

                  (i) They are independent accountants with respect to the Trust within the meaning of the 1933 Act, the 1940 Act and the Rules and Regulations;

                 (ii) In their opinion, the audited financial statements examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1940 Act and the Rules and Regulations;

                (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Trust, a reading of the minute books of the Trust, inquiries of officials of the Trust responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that (A) the unaudited financial statements as of August 31, 1996 included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and (B) at the date of the latest available financial statements read by such accountants, or at a subsequent specified date not more than three days prior to the date of this Agreement, there was any change in the capital stock or net assets of the Trust as compared with amounts shown on the statement of net assets included in the Prospectus; and

                 (iv) In addition to the procedures referred to in clause (iii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data, financial information and financial statements appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Trust.

                  (e) On (i) the date of this Agreement and (ii) the day immediately preceding the commencement of the Offer, the Trust, the Investment Manager, and any other party affiliated to the Investment Manager that the Trust and the Dealer Managers may agree to include, shall have furnished to the Dealer Managers such further information, certificates and documents, dated as of the date of this Agreement, as the Dealer Managers reasonably may request to evidence the fulfillment of any of the agreements contained in Section 7 hereof.

                  (f) On (i) the date of this Agreement and (ii) the day immediately preceding the commencement date of the Offer, the Trust, the Investment Manager and Dechert, Price & Rhoads shall have furnished to the Dealer Managers such information, certificates, documents and opinions, dated as of, respectively, (i) the date of this Agreement and (ii) the day immediately preceding the commencement date of the Offer, as the Dealer Managers reasonably may require for the purpose of enabling counsel for the Dealer Managers to pass upon the issuance of the Rights and the Shares and the sale of the Shares as contemplated herein and in the Registration Statement and the Prospectus and to pass upon related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust and the Investment Manager in connection with the issuance of the Rights and the Shares and sale of the Shares as contemplated herein and in the Registration Statement shall be satisfactory in form and substance to the Dealer Managers and counsel for the Dealer Managers.

                  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Dealer Managers by notice to the Trust at any time at or prior to the termination of the Offer, and such termination shall be without liability of any party to any other party except as provided in Section 5.

                  SECTION 7.  Indemnification and Contribution.

                  (a) Each of the Trust and the Investment Manager (together, the "Indemnifying Parties") jointly and severally, agree to indemnify and hold harmless each of the Dealer Managers and each of their affiliates, directors, officers, employees, agents and controlling persons (each of the Dealer Managers and each of such persons being an "Indemnified Party") as follows:

                  (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or arising out of (A) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) and the Prospectus or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) an untrue statement or alleged untrue statement of a material fact contained in the Offering Materials (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) any breach by any of the Indemnifying Parties of any of their respective representations, warranties and agreements contained in this

         Agreement or in any certificate or document furnished pursuant to
         Section 6(c), 6(e) and 6(f) hereof, (D) the Trust's failure to make the Offer, or its withdrawal, termination or extension of the Offer or any other failure on its part to comply with the terms and conditions specified in the Registration Statement or the Offering Materials, or
         (E) the Offer, the engagement of the Dealer Managers pursuant to, and the performance by the Dealer Managers of the services contemplated by, this Agreement;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon the occurrence of any matter described in clause (i) above, if such settlement is effected with the written consent of any of the Indemnifying Parties; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Dealer Managers), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon the occurrence of any matter described in clause
         (i) above, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of any of the Indemnifying Parties, to the extent that any such expense is not paid under clause (i) or (ii) above.

This indemnity agreement will be in addition to any liability that any of the Indemnifying Parties may otherwise have.

                  The Indemnifying Parties shall not, however, be liable to an Indemnified Party for any loss, liability, claim, settlement, damage or expense under (A) clauses (i)(A) and (B) of this subsection 7(a) to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in the Registration Statement or the Offering Materials in reliance upon and in conformity with written information furnished to the Trust by or on behalf of the Dealer Managers expressly for use in the Registration Statement (or any amendment thereto) or any Offering Materials (or any amendment or supplement thereto) and (B) clause (i)(E) of this subsection 7(a) that is found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of the Dealer Managers or the reckless disregard by the Dealer Managers of their obligations and duties hereunder.

                  Each of the Indemnifying Parties also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to any of the Indemnifying Parties or their respective security holders or creditors related to or arising out of the Offer or the engagement of the Dealer Managers pursuant to, or the performance by the Dealer Managers of the services contemplated by, this Agreement except to the extent that any loss, liability, claim, damage or expense is found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of such Indemnified Party or the reckless disregard by the Indemnified Party of its obligations and duties under the Dealer Manager Agreement.

                  Each of the Indemnifying Parties agrees that, without each of the Dealer Managers' prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 7 (whether or not the Dealer Managers or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

                  (b) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the Offer or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying Parties on the one hand and the Dealer Managers on the other shall be deemed to be in the same proportion as the total proceeds from the Offer (before deducting expenses) received by the Trust bear to the total compensation received by the Dealer Managers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust or the Dealer Managers, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Indemnifying Parties and the Dealer Managers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (b). Notwithstanding any other provision of this paragraph (b), no Dealer Manager shall be obligated to make contributions hereunder that in the aggregate exceed the respective amount of the compensation paid to it under this Agreement, less the aggregate amount of any damages that it has otherwise been required to pay in respect of the same or any substantially similar claim and the aggregate amount of any Reallowance paid by the Dealer Managers to the Soliciting

Dealers, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (b), each person, if any, who controls any of the Indemnifying Parties or the Dealer Managers within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Indemnifying Parties or the Dealer Managers, as the case may be.

                  (c) In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Trust in which such Indemnified Party is not named as a defendant, each of the Indemnifying Parties, jointly and severally, agree to reimburse the Dealer Managers for all reasonable expenses incurred by them in connection with such Indemnified Party's appearing and preparing to appear as a witness, including, without limitation, the fees and disbursements of its legal counsel, and to compensate the Dealer Managers in an amount to be mutually agreed upon.

                  (d) Each of the Indemnifying Parties agrees to notify the Dealer Managers promptly of the assertion against any of them or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement. Promptly after receipt by an Indemnified Party of written notice of any claim or commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Indemnified Party will notify the Trust and the Investment Manager in writing of such claim or of the commencement of such action or proceeding, but failure so to notify the Trust will not relieve any of the Indemnifying Parties from any liability that they may have to such Indemnified Party under this indemnification agreement except to the extent that any of the Indemnifying Parties are materially prejudiced by such failure, and will not relieve any of the Indemnifying Parties from any other liability that they may have to such Indemnified Party.

                  (e) Each of the Indemnifying Parties, jointly and severally, agrees to indemnify each Soliciting Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons to the same extent and subject to the same conditions and to the same agreements, including with respect to contribution, provided for in subsections (a), (b) and
(c) of this Section 7. This indemnity agreement will be in addition to any liability that any of the Indemnifying Parties may otherwise have.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Trust or the Investment Manager submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Dealer Managers or any controlling person, or by or on behalf of the Trust or the Investment Manager and shall survive delivery of the Shares pursuant to the Offer.

                  SECTION 9.  Termination of Agreement.

                  (a) This Agreement may be terminated in the sole discretion of the Dealer Managers by notice to the Trust given at or prior to the termination of the Offer in the event that the Trust and the Investment Manager shall have failed, refused or been unable to perform all material obligations and satisfy all material conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the termination of the Offer,

                  (i) the Trust or the Investment Manager shall have sustained any material loss or interference with its business or properties from fire, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change or any development involving a prospective material adverse change (including without limitation a change in management or control of the Trust or the Investment Manager, as the case may be), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Trust or the Investment Manager except in each case as described in or contemplated by the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto) and except for changes in the Trust's net asset value due to its normal investment operations,

                  (ii) trading in the Common Shares shall have been suspended by the Commission or the New York Stock Exchange,

                  (iii) there has occurred any material adverse change in the existing political or economic conditions or in the financial markets in the United States or elsewhere or any outbreak of hostilities or other calamity or crisis or any escalation of existing hostilities the effect of which is such as to make it, in the Dealer Managers' judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, or

                  (iv) trading generally on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotations System shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by United States or New York authorities.

                  (b) If this Agreement is terminated pursuant to this Section , such termination shall be without liability of any party to any other party except as provided in Section 5.

                  SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Dealer Managers shall be directed to Prudential Securities Incorporated, One New York Plaza, New York, New York 10292, Attention: Equity Transactions Group; notices to the Trust and the Investment Manager shall be sent to each of them at Two Renaissance Square,

40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004, Attention: James M. Hennessy.

                  SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Dealer Managers, the Trust and the Investment Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

                  As required by the Trust's Declaration, a copy of the Trust's Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement has been executed on behalf of the Trust by officers and/or trustees of the Trust in their capacity as such and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer or shareholder of the Trust individually.

                  SECTION 12. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

                  If the foregoing is in accordance with your understanding of our Agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a single binding agreement among the

Dealer Managers, the Trust and the Investment Manager in accordance with its terms.



                                               Very truly yours,

                                               PILGRIM AMERICA PRIME RATE TRUST


                                               By:
                                                  -----------------------------
                                                    Name:
                                                    Title:


                                               PILGRIM AMERICA INVESTMENTS, INC.


                                               By:
                                                  ------------------------------
                                                    Name:
                                                    Title:

Confirmed and Accepted, as of the date first above written:

PRUDENTIAL SECURITIES INCORPORATED


         By:
            ------------------------------------------
            Name: Jean-Claude Canfin
            Title: Director, Equity Transactions Group


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated



        By:
            ------------------------------------------
            Name:
                 --------------------------
            Title:
                  -------------------------